Exhibit 10.16

FIRST AMENDMENT TO LEASE AGREEMENT
This FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into as of October 14, 2021 (“Effective Date”), by and between 10240 FLANDERS fNVESTORS LLC, a Delaware limited liability company (“Landlord”), and TRILINK BIOTECHNOLOGIES, LLC, a Delaware limited liability company (“Tenant”), with reference to the facts set forth in the Recitals below.
RECITALS
A.Landlord and Tenant are parties to that certain Lease Agreement dated August 6, 2021 (“Lease”), for certain Premises consisting of approximately 32,236 Rentable Square Feet within the Building known as 10240 Flanders Court, San Diego, California (“Premises A”), and approximately 32,770 Rentable Square Feet within the Building known as 10247 Flanders Court, San Diego, California (“Premises B”), as more specifically described in the Lease.
B.Landlord and Tenant have agreed to reduce the Abatement Period for each Premises, as more fully set forth below.
AMENDMENT
NOW, THEREFORE, in consideration of the Recitals above, the mutual covenants and conditions below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Abatement Period. Notwithstanding any provision of the Lease to the contrary, provided that Tenant is not then in default under the Lease beyond any applicable notice and cure period, the abatement of monthly installments of Basic Rent for the Premises shall be reduced from six (6) months to five and one-half (5½) months (month two (2) through the first one half of month seven (7) of the Initial Term for each Premises) (each an “Abatement Period”).
2.Brokers. Tenant represents and warrants to Landlord that no patty is entitled to a commission or fee by or through Tenant in connection with this Amendment. Tenant shall hold Landlord free and harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any party claiming by or through Tenant.
3.Defined Terms. Unless otherwise specifically defined in this Amendment, terms with initial capital letters in this Amendment shall have the same meaning as such terms have in the Lease.
4.No Construction Against Party Drafting Amendment. Landlord and Tenant acknowledge and agree that each of them, and their respective professional advisors, have reviewed this Amendment and that the provisions of this Amendment shall not be construed against either party. The rule of construction that ambiguities are to be construed against the party drafting the agreement shall not apply to the interpretation of this Amendment and is waived.

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5.Counterpart Execution. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute one instrument.
6.Continued Effect. Except as specifically modified by this Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect.
[signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement as of the Effective Date.
“LANDLORD”    10240 FLANDERS INVESTORS LLC,
a Delaware limited liability company

By: SRE SD7, LLC,
a Delaware limited liability company, its sole member

By: SB Flanders Investors LLC,
a California limited liability company, its manager

By: /s/ Steve Bollert
Name:    Steve Bollert
Title:    Authorized Signatory

“TENANT”    TRILINK BIOTECHNOLOGJES, LLC,
a Delaware limited liability company

By: /s/ Brian Neel
Name: Brian Neel
Its: COO

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ACKNOWLEDGMENT OF GUARANTOR
The undersigned, as Guarantor under that certain Lease Guaranty dated August 6, 2021, does hereby acknowledge and agree that the provisions of said Lease Guaranty shall remain in full force and effect as to the obligations of Tenant under the Lease, as amended herein. The undersigned Guarantor acknowledges that Landlord would not have executed this Amendment without this acknowledgment and agreement on the part of the undersigned Guarantor.
GUARANTOR:

MARAVAI INTERMEDIATE HOLDINGS, LLC,
a Delaware limited liability company
By:    /s/ Kevin Herde
Name: Kevin Herde
Title: CFO

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